D-Wave Quantum CEO Dr. Alan Baratz Addresses NVIDIA CEO Jensen Huang’s Quantum Comments on CNBC’s “The Exchange”
Baratz issues statement to highlight commercial adoption and real-world value of D-Wave’s annealing quantum computing solutions today
PALO ALTO, Calif. – Jan. 9, 2025 – D-Wave Quantum Inc. (NYSE: QBTS) (“D-Wave” or the “Company”), a leader in quantum computing systems, software, and services, and the world’s first commercial supplier of quantum computers, announced that CEO Dr. Alan Baratz was interviewed on CNBC’s The Exchange yesterday, where he addressed recent comments from NVIDIA CEO Jensen Huang related to quantum computing’s readiness and commercial availability.
Dr. Baratz clarified that there are different types of quantum computing solutions – some maturing faster than others. D-Wave’s powerful annealing quantum computing solutions are available today and are solving real-world problems for businesses, researchers and governments now.
“There are different approaches to quantum: annealing and gate are the two primary approaches. And while his [Huang’s] comments may not be totally off base for gate model quantum computers, they are 100% off base for annealing quantum computers. When it comes to D-Wave annealing quantum computing, he is dead wrong. We are not 30 years out, we're not 20 years out, we're not 15 years out. We are today. We are supporting businesses today with quantum compute to solve their hard problems,” said Dr. Baratz during the interview.
During the interview, Dr. Baratz also highlighted that “D-Wave has been able to solve problems on our quantum computer in the area of materials simulation in minutes that it would take well over millions of years to solve on the fastest supercomputers, which by the way happen to be massively parallel GPU computers.”
D-Wave believes that annealing quantum computing is emerging as the critical accelerant to commercial adoption of quantum computing. The technology is uniquely suited for optimization problems, which are widespread throughout the modern enterprise. D-Wave is working with organizations across industries to tackle computationally complex optimization problems, from workforce scheduling, production scheduling, logistics routing, resource optimization and more. Nearly every industry could benefit from annealing quantum computing technology.
CNBC’s “The Exchange” focuses on in-depth reporting around the most important and interesting stories to today’s markets and investors. A replay of the interview with Dr. Baratz can be viewed here: https://www.cnbc.com/video/2025/01/08/d-wave-ceo-responds-to-jensen-huangs-quantum-comments.html.
Official Statement from Dr. Alan Baratz, CEO of D-Wave:
“Jensen Huang has a misunderstanding of quantum. While he might be right about other quantum companies, he is dead wrong about D-Wave. There is more than one approach to building a quantum computer. D-Wave took a different approach, which has allowed us to become commercial today and likely many years ahead of other quantum computing companies.
Today, more than 100 organizations are using D-Wave’s quantum technologies on-premise and on-cloud to fuel operations and realize business value. D-Wave is working with organizations across industries to tackle complex enterprise challenges from workforce scheduling and logistics routing, to resource optimization and more with our quantum computing solutions.
Jensen Huang’s comments are just the latest in a string of misinformation on quantum computing unfortunately driving market reaction. It’s important for this dialogue to happen in the open, so that the general public understands what’s real and what’s hype in quantum computing.
There is massive potential for AI and quantum to work together in advancing the limitations of today’s classical computing capabilities. We welcome the opportunity to partner with companies like NVIDIA in exploring what’s possible when QPUs and GPUs come together.”

About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services, and is the world’s first commercial supplier of quantum computers—and the only company building both annealing quantum computers and gate-model quantum computers. Our mission is to unlock the power of quantum computing today to benefit business and society. We do this by delivering customer value with practical quantum applications for problems as diverse as logistics, artificial intelligence, materials sciences, drug discovery, scheduling, cybersecurity, fault detection, and financial modeling. D-Wave’s technology has been used by some of the world’s most advanced organizations including Mastercard, Deloitte, Davidson Technologies, ArcelorMittal, Siemens Healthineers, Unisys, NEC Corporation, Pattison Food Group Ltd., DENSO, Lockheed Martin, Forschungszentrum Jülich, University of Southern California, and Los Alamos National Laboratory.

Forward-Looking Statements
Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the risks set forth under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
Media Contact:
D-Wave
Alex Daigle
media@dwavesys.com

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